Calculation of Filing Fee Tables
F-1
BIT ORIGIN Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value $0.000001 per share, issued pursuant to the Series A-1 Note	457(a)	223,166,369	$ 0.48	$ 107,119,857.12	0.0001531	$ 16,400.05
Fees to be Paid	2	Equity	Class A Ordinary Shares, par value $0.000001 per share, issued pursuant to the Series B-1 Note	457(a)	111,583,184	$ 0.48	$ 53,559,928.32	0.0001531	$ 8,200.03
Fees to be Paid	3	Equity	Class A Ordinary Shares, par value $0.000001 per share, issued pursuant to the Series C-1 Note	457(a)	21,136,535	$ 0.48	$ 10,145,536.80	0.0001531	$ 1,553.28
Fees to be Paid	4	Equity	Class A Ordinary Shares, par value $0.000001 per share, issued pursuant to the ELOC	457(o)			$ 400,000,000.00	0.0001531	$ 61,240.00
Fees to be Paid	5	Equity	Class A Ordinary Shares, par value $0.000001 per share, issued pursuant to the Purchase Agreement	457(a)	20,000,000	$ 0.48	$ 9,600,000.00	0.0001531	$ 1,469.76
Fees to be Paid	6	Equity	Class A Ordinary Shares, par value $0.000001 per share, issuable upon the exercise of warrants under the Purchase Agreement	457(a)	20,000,000	$ 0.48	$ 9,600,000.00	0.0001531	$ 1,469.76
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 590,025,322.24		$ 90,332.88
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 90,332.88
Offering Note
[1]	Represents the Registrant's ordinary shares, issuable upon conversion of convertible notes at a floor price of $0.0559 previously issued to the selling stockholders named in the Registration Statement. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the ordinary shares issuable upon conversion of convertible notes, issued pursuant to the Purchase Agreement and issuable upon exercise of warrants is based upon $0.48, which is the average of the high and low closing sale prices of the shares of common stock as of August 18, 2025, as reported on The Nasdaq Capital Market.

[2]	(2) Represents the Registrant's ordinary shares, issuable upon conversion of convertible notes at a conversion price of $0.0559 previously issued to the selling stockholders named in the Registration Statement. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the ordinary shares issuable upon conversion of convertible notes, issued pursuant to the Purchase Agreement and issuable upon exercise of warrants is based upon $0.48, which is the average of the high and low closing sale prices of the shares of common stock as of August 18, 2025, as reported on The Nasdaq Capital Market.

[3]	Represents the Registrant's ordinary shares, issuable upon conversion of convertible notes at a conversion price of $0.079 previously issued to the selling stockholders named in the Registration Statement. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the ordinary shares issuable upon conversion of convertible notes, issued pursuant to the Purchase Agreement and issuable upon exercise of warrants is based upon $0.48, which is the average of the high and low closing sale prices of the shares of common stock as of August 18, 2025, as reported on The Nasdaq Capital Market.

[4]	Reflects up to $400,000,000 of the Registrant's ordinary shares to be sold by the Company pursuant to the Equity Purchase Facility Agreement, dated July 13, 2025, by and between the Company and the investor named therein. The proposed maximum offering price per unit has been excluded in accordance with Rule 457(o) under the Securities Act.

[5]	Represents the Registrant's ordinary shares, issued pursuant to the Purchase Agreement to the selling stockholders named in the Registration Statement. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the ordinary shares issuable upon conversion of convertible notes, issued pursuant to the Purchase Agreement and issuable upon exercise of warrants is based upon $0.48, which is the average of the high and low closing sale prices of the shares of common stock as of August 18, 2025, as reported on The Nasdaq Capital Market.

[6]	Represents the Registrant's ordinary shares, issuable upon exercise of warrants under the Purchase Agreement previously issued to the selling stockholders named in the Registration Statement. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the ordinary shares issuable upon conversion of convertible notes, issued pursuant to the Purchase Agreement and issuable upon exercise of warrants is based upon $0.48, which is the average of the high and low closing sale prices of the shares of common stock as of August 18, 2025, as reported on The Nasdaq Capital Market

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A